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                                                                 EXHIBIT 10.13.2


                                SEVENTH AMENDMENT

                                     TO THE

                                 TRANSTAR, INC.

                       SAVINGS PLAN FOR SALARIED EMPLOYEES
               (As Amended and Restated Effective January 1, 1989)

         The Transtar, Inc. Savings Plan for Salaried Employees shall be amended effective January 1, 2000, as follows:

1        Section 5.5(a) shall be amended to read as follows:

         a) Subject to Article IX, Employers shall contribute to the Matching Contribution Account of each Participant an amount which, together with the balance of forfeitures then available for allocation, shall equal the Participant's Pre-Tax Contributions and Voluntary Employee After-Tax Contributions for the Plan year, up to the percentage of Compensation determined in accordance with the following schedule:

                                                      Maximum Matching Contribution
                                                      -----------------------------
     YEARS OF SERVICE             Prior to 1-1-96            1-1-96-12-31-99            After 1-1-2000
                                  ---------------            ---------------            --------------
1 but less than 10 years               3.0%                       4.0%                       5.0%
10 but less than 15 years              3.5%                       4.5%                       5.5%
15 or more years                       4.0%                       5.0%                       6.0%

                  An Employee need not accrue a Year of Service during the Plan Year in order to share in Matching Contributions for such Plan Year.

                  Each Employer shall be liable to contribute to the Plan the amount of Matching Contribution determine under this Section
                  5.5 for each of the Eligible Employees employed by such Employer. Where an Eligible Employee is employed by more than one Employer during the Plan Year, liability for payment to the Plan of the amount of such Matching Contribution shall be based on the amount of such Employee's Pre-Tax Contributions and Voluntary After-Tax Contributions made to the Plan while the Employee was in the employ of each respective Employer.
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                                       -2-


2. A new Sub-Section (a)(4) shall be added to Section 5.9 of the Plan to read as follows:

         (a)(4) An Eligible Employee may elect to commence having Pre-Tax Contributions made on his behalf or increase or decrease his Compensation reduction percentage effective as of the first day of January, 2000 by filing a written notice with the Plan Manager by January 14, 2000.

                  Paragraph 5.9 (a)(4) shall be deleted from the Plan effective January 31, 2000,

         IN WITNESS WHEREOF, Transtar, Inc. has caused this Amendment to be executed by its duly authorized officers this 1st day of December, 1999.

ATTEST:                                         TRANSTAR, INC.



By  /s/ R. N. Gentile                           By  /s/ J. W. Schulte
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